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                              AMRESCO CAPITAL TRUST

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                             Period from
                                                                              February 2,
                                                                                1998
                                                            Year Ended         through
                                                           December 31,       December 31,
                                                               1999               1998
                                                          ---------------   ---------------
Basic:
    Net income available to common shareholders           $         7,320   $         3,952
                                                          ===============   ===============

    Weighted average common shares outstanding                     10,000             7,027
                                                          ===============   ===============

    Basic earnings per common share                       $          0.73   $          0.56
                                                          ===============   ===============

Diluted:
    Net income available to common shareholders           $         7,320   $         3,952
                                                          ===============   ===============

    Weighted average common shares outstanding                     10,000             7,027
    Effect of dilutive securities:
      Restricted shares                                                12                 4
      Net effect of assumed exercise of stock options                  --                --
                                                          ---------------   ---------------
    Adjusted weighted average common shares outstanding            10,012             7,031
                                                          ===============   ===============

    Diluted earnings per common share                     $          0.73   $          0.56
                                                          ===============   ===============